Exhibit 21




                           LIST OF SUBSIDIARIES



                                                State or Jurisdiction
          Name                                    of Incorporation


     Photronics International
       Engineering, Inc.                            Virgin Islands

     Photronics California, Inc.                        California

     Photronics Texas, Inc.                                  Texas

     Photronics Financial Services, Inc.                   Florida

     Photronics Investment Services, Inc.                   Nevada

     Photronics-Toppan Texas, Inc.                           Texas

     Beta Squared, Inc.                                Connecticut

     PLI Management Corp.                                  Florida

     Photronics Singapore Pte Ltd.                       Singapore

     Photronics (UK) Limited                               England

     Photronics Connecticut, Inc.                      Connecticut

     Photronics Colorado, Inc.                            Colorado

     Photronics, S.A.                                  Switzerland

     Chip Canal Associates, Ltd.                           England

     Photronics Germany GmbH & Co. KG                      Germany

     Photronics MZD Verwaltungs GmbH                       Germany

     Photronics MZD GmbH                                   Germany

     Photronics Arizona, Inc.                              Arizona

     Photronics Oregon, Inc.                                Oregon

     Photronics Texas I, L.P.                                Texas

     Photronics Texas II, L.P.                               Texas

     Beta Squared I, L.P.                                    Texas

     Photronics Texas I, LLC                              Delaware

     Photronics Texas II, LLC                             Delaware

     Beta Squared I, LLC                                  Delaware